NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Julia Hornack
Mayfield Village, Ohio 44143	(440) 395-2164
http://www.progressive.com

PROGRESSIVE REPORTS JUNE RESULTS

MAYFIELD VILLAGE, OHIO -- July 18, 2017 -- The Progressive Corporation (NYSE:PGR) today reported the following results for June 2017 and the second quarter of 2017:

	June			Quarter
(millions, except per share amounts and ratios; unaudited)	2017	2016	Change	2017	2016	Change

Net premiums written[1]	$2,028.9	$1,860.6	9%	$6,746.1	$5,934.6	14%
Net premiums earned	$1,971.2	$1,741.8	13%	$6,313.3	$5,561.8	14%
Net income attributable to Progressive	$89.6	$60.5	48%	$367.6	$190.9	93%
Per share	$0.15	$0.10	48%	$0.63	$0.33	93%
Total pretax net realized gains (losses) on securities
(including net impairment losses)	$5.4	$(0.4)	NM	$32.1	$32.3	(1)%
Combined ratio	95.3	96.0	(0.7) pts.	93.2	96.8	(3.6) pts.
Average diluted equivalent shares	584.0	584.8	0%	583.8	585.1	0%
1 Our June 2016 net premiums written included $70.3 million related to the termination of a 10% quota share reinsurance agreement in our Property business. Adjusting for the termination, the change in net premiums written would have been 13% for the month and 15% for the second quarter.
NM = Not Meaningful

(thousands; unaudited)	June	June
	2017	2016	Change
Policies in Force
Vehicle businesses:
Agency – auto	5,350.3	4,937.6	8%
Direct – auto	5,692.6	5,284.4	8%
Total personal auto	11,042.9	10,222.0	8%
Total special lines	4,356.3	4,257.3	2%
Total Personal Lines	15,399.2	14,479.3	6%
Total Commercial Lines	625.7	600.3	4%
Property business	1,311.1	1,177.0	11%

Progressive offers insurance to personal and commercial auto drivers throughout the United States. Our Personal Lines business writes insurance for personal autos and special lines products. Our Commercial Lines business writes primary liability, physical damage, and other auto-related insurance for autos and trucks owned and/or operated predominantly by small businesses. Our Property business writes residential property insurance for homeowners, other property owners, and renters.

See the “Comprehensive Income Statements” and “Supplemental Information” for further month and year-to-date information and the “Monthly Commentary” at the end of this release for additional discussion.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPREHENSIVE INCOME STATEMENT
June 2017
(millions)
(unaudited)

	Current Month	Comments on Monthly Results[1]
Net premiums written	$2,028.9
Revenues:
Net premiums earned	$1,971.2
Investment income	47.1
Net realized gains (losses) on securities:
Net impairment losses recognized in earnings	(13.8)	Includes $11.2 million related to our investment in a federal renewable energy tax credit fund.
Net realized gains (losses) on securities	19.2
Total net realized gains (losses) on securities	5.4
Fees and other revenues	27.8
Service revenues	11.6
Total revenues	2,063.1

Expenses:
Losses and loss adjustment expenses	1,473.9
Policy acquisition costs	162.2
Other underwriting expenses	271.1
Investment expenses	1.8
Service expenses	9.8
Interest expense	13.5
Total expenses	1,932.3
Income before income taxes	130.8
Provision for income taxes	39.0	Includes $5.5 million representing a ratable portion of the tax benefit related to the federal renewable energy tax credits earned on this investment.
Net income	91.8
Net (income) loss attributable to noncontrolling interest (NCI)	(2.2)
Net income attributable to Progressive	89.6

Other comprehensive income (loss)
Changes in:
Total net unrealized gains (losses) on securities	(19.6)
Net unrealized losses on forecasted transactions	0.0
Foreign currency translation adjustment	0.1
Other comprehensive income (loss)	(19.5)
Other comprehensive (income) loss attributable to NCI	1.0
Total comprehensive income (loss) attributable to Progressive	$71.1

1 See the Monthly Commentary at the end of this release for additional discussion.
For a description of our financial reporting and accounting policies, see Note 1 to our 2016 audited consolidated financial statements included in our 2016 Shareholders’ Report, which can be found at www.progressive.com/annualreport.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPREHENSIVE INCOME STATEMENTS
June 2017
(millions)
(unaudited)

	Year-to-Date
	2017	2016	% Change
Net premiums written	$13,237.1	$11,753.0	13

Revenues:
Net premiums earned	$12,340.0	$10,879.2	13
Investment income	268.0	233.4	15
Net realized gains (losses) on securities:
Net impairment losses recognized in earnings	(14.8)	(0.2)	NM
Net realized gains (losses) on securities	98.8	49.9	98
Total net realized gains (losses) on securities	84.0	49.7	69
Fees and other revenues	174.0	161.4	8
Service revenues	61.2	51.5	19
Gains (losses) on extinguishment of debt	0.2	1.6	(88)
Total revenues	12,927.4	11,376.8	14

Expenses:
Losses and loss adjustment expenses	8,878.3	8,156.4	9
Policy acquisition costs	1,017.1	899.2	13
Other underwriting expenses	1,690.6	1,522.6	11
Investment expenses	12.2	10.1	21
Service expenses	52.9	45.3	17
Interest expense	80.2	68.5	17
Total expenses	11,731.3	10,702.1	10

Income before income taxes	1,196.1	674.7	77
Provision for income taxes	393.1	221.1	78
Net income	803.0	453.6	77
Net (income) loss attributable to noncontrolling interest (NCI)	(11.1)	(4.5)	147
Net income attributable to Progressive	791.9	449.1	76

Other comprehensive income (loss)
Changes in:
Total net unrealized gains (losses) on securities	225.0	161.1	40
Net unrealized losses on forecasted transactions	(5.7)	(0.6)	NM
Foreign currency translation adjustment	0.2	0.4	(50)
Other comprehensive income (loss)	219.5	160.9	36
Other comprehensive (income) loss attributable to NCI	(2.2)	(3.5)	(37)
Total comprehensive income attributable to Progressive	$1,009.2	$606.5	66

NM = Not Meaningful

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPUTATION OF NET INCOME AND COMPREHENSIVE INCOME PER SHARE
&
INVESTMENT RESULTS
June 2017
(millions – except per share amounts)
(unaudited)

The following table sets forth the computation of per share results:

	Current	Year-to-Date
	Month	2017	2016

Net income attributable to Progressive	$89.6	$791.9	$449.1
Per share:
Basic	$0.15	$1.36	$0.77
Diluted	$0.15	$1.36	$0.77

Comprehensive income (loss) attributable to Progressive	$71.1	$1,009.2	$606.5
Per share:
Diluted	$0.12	$1.73	$1.04

Average shares outstanding - Basic	580.5	580.4	582.8
Net effect of dilutive stock-based compensation	3.5	3.1	2.5
Total average equivalent shares - Diluted	584.0	583.5	585.3

The following table sets forth the investment results for the period:
	Current	Year-to-Date
	Month	2017	2016
Fully taxable equivalent (FTE) total return:
Fixed-income securities	0.1%	2.2%	2.5%
Common stocks	0.8%	9.8%	4.1%
Total portfolio	0.2%	3.1%	2.7%

Pretax annualized investment income book yield	2.3%	2.3%	2.3%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
June 2017
($ in millions)
(unaudited)

Current Month
	Vehicles
				Commercial
	Personal Lines Business			Lines	Property	Companywide
	Agency	Direct	Total	Business	Business	Total[1]
Net Premiums Written	$873.5	$795.5	$1,669.0	$254.9	$105.0	$2,028.9
% Growth in NPW	13%	11%	12%	18%	(34)%[2]	9%[2]
Net Premiums Earned	$856.1	$822.8	$1,678.9	$212.2	$80.1	$1,971.2
% Growth in NPE	14%	13%	14%	13%	4%	13%

GAAP Ratios
Loss/LAE ratio	77.2	75.9	76.5	66.3	61.0	74.8
Expense ratio	19.9	19.4	19.7	22.2	34.9[3]	20.5
Combined ratio	97.1	95.3	96.2	88.5	95.9[3]	95.3

Actuarial Adjustments[4]
Reserve Decrease/(Increase)
Prior accident years						$8.0
Current accident year						(5.5)
Calendar year actuarial adjustment	$0.0	$0.7	$0.7	$(1.5)	$3.3	$2.5

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$8.0
All other development						1.8
Total development						$9.8

Calendar year loss/LAE ratio						74.8
Accident year loss/LAE ratio						75.3

1 Includes results for all of our run-off businesses. For the month, our run-off businesses generated no underwriting profit or loss.

2 Net premium written in June 2016 included $70.3 million related to the termination of a 10% quota share reinsurance contract. Adjusting for the termination, net premiums written growth in our Property business would have been 19% and the companywide total would have been 13%.

3 Included in both the expense ratio and combined ratio is 6.5 points of amortization expense predominately associated with the acquisition of a controlling interest in ARX. Excluding these additional expenses, the Property business would have reported an expense ratio of 28.4 and a combined ratio of 89.4 for June 2017.

4 Represents adjustments solely based on our actuarial reviews. For our Property business, the actuarial reserving methodology includes changes to catastrophe losses, while the reviews in our vehicle businesses do not include catastrophes.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
June 2017
($ in millions)
(unaudited)

Year-to-Date
	Vehicles
				Commercial
	Personal Lines Business			Lines	Property	Companywide
	Agency	Direct	Total	Business	Business	Total[1]
Net Premiums Written	$5,737.1	$5,474.3	$11,211.4	$1,518.0	$507.7	$13,237.1
% Growth in NPW	14%	13%	13%	10%	7%[2]	13%[2]
Net Premiums Earned	$5,384.0	$5,173.7	$10,557.7	$1,317.2	$465.1	$12,340.0
% Growth in NPE	13%	14%	13%	15%	13%	13%

GAAP Ratios
Loss/LAE ratio	71.9	73.8	72.8	68.5	61.5	72.0
Expense ratio	19.6	19.7	19.7	22.1	36.0[3]	20.5
Combined ratio	91.5	93.5	92.5	90.6	97.5[3]	92.5

Actuarial Adjustments[4]
Reserve Decrease/(Increase)
Prior accident years						$70.9
Current accident year						(16.4)
Calendar year actuarial adjustment	$14.8	$29.2	$44.0	$(4.0)	$14.5	$54.5

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$70.9
All other development						(145.1)
Total development						$(74.2)

Calendar year loss/LAE ratio						72.0
Accident year loss/LAE ratio						71.4

1 Includes results for all of our run-off businesses. On a year-to-date basis, our run-off businesses generated a $0.3 million underwriting loss.

2 Net premium written in June 2016 included $70.3 million related to the termination of a 10% quota share reinsurance contract. Adjusting for the termination, net premiums written growth in our Property business would have been 26%; there was no impact on the companywide total.

3 Included in both the expense ratio and combined ratio is 6.7 points of amortization expense predominately associated with the acquisition of a controlling interest in ARX. Excluding these additional expenses, the Property business would have reported a year-to-date expense ratio of 29.3 and a combined ratio of 90.8.

4 Represents adjustments solely based on our actuarial reviews. For our Property business, the actuarial reserving methodology includes changes to catastrophe losses, while the reviews in our vehicle businesses do not include catastrophes.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
BALANCE SHEET AND OTHER INFORMATION
(millions - except per share amounts)
(unaudited)

June
2017
CONDENSED GAAP BALANCE SHEET:
Investments – Available-for-sale, at fair value:
Fixed maturities[1] (amortized cost: $18,311.7)	$18,388.1
Equity securities:
Nonredeemable preferred stocks[1] (cost: $666.0)	783.1
Common equities (cost: $1,472.3)	3,077.5
Short-term investments (amortized cost: $3,729.7)	3,729.7
Total investments[2,3]	25,978.4
Net premiums receivable	5,091.3
Deferred acquisition costs	727.2
Goodwill and intangible assets	854.5
Other assets[4]	4,038.4
Total assets	$36,689.8

Unearned premiums	$8,407.7
Loss and loss adjustment expense reserves[4]	12,060.4
Other liabilities[2]	3,345.0
Debt[5]	3,383.4
Total liabilities	27,196.5
Redeemable noncontrolling interest (NCI)	501.8
Shareholders' equity	8,991.5
Total liabilities, NCI, and shareholders' equity	$36,689.8

Common shares outstanding	581.0
Shares repurchased - June	0
Average cost per share	$0
Book value per share	$15.48
Trailing 12-month return on average shareholders' equity
Net income attributable to Progressive	16.6%
Comprehensive income attributable to Progressive	18.9%
Net unrealized pretax gains (losses) on investments	$1,795.6
Increase (decrease) from May 2017	$(30.4)
Increase (decrease) from December 2016	$346.5
Debt-to-total capital ratio[5]	27.3%
Fixed-income portfolio duration	2.3
Weighted average credit quality	A+
Year-to-date Gainshare factor	1.79

1 As of June 30, 2017, we held certain hybrid securities and recognized a change in fair value of $3.1 million as a realized gain during the period we held these securities.
2 At June 30, 2017, we had $287.1 million of net unsettled security transactions.
3 Includes $1.1 billion, net of unsettled security transactions, of investments in a consolidated, non-insurance subsidiary of the holding company.
4 Loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $1,947.9 million, which are included in "other assets."
5 We redeemed our 6.70% Fixed-to-Floating Rate Junior Subordinated Debentures, at par, in the principal amount of $563.7 million, on June 15, 2017. Our debt-to-total capital ratio reflects debt as a percent of debt plus shareholders' equity; redeemable noncontrolling interest is not part of this calculation.

Monthly Commentary

•
During June, we incurred about $88 million, or 4.5 loss ratio points, of catastrophe losses, compared to about $21 million, or 1.2 loss ratio points, last year. Approximately $59 million of the catastrophe losses were from our vehicle businesses and $29 million (36 points on our Property business combined ratio), net of about a $36 million reinsurance recoverable from our aggregate stop-loss agreement, were from our Property business. Hail and wind in the central United States, primarily Texas, Minnesota, and Nebraska, accounted for nearly all of the catastrophe losses during the month. Our year-to-date total catastrophe losses were approximately $347 million, or 2.8 points, compared to $319 million, or 2.9 points, last year.

•
We made an investment in a federal renewable energy tax credit fund and expect to make additional contributions into this fund over the next several months when the underlying properties, which are eligible to receive the tax credits, are placed into service. As the properties are placed in service and capital contributions become due, we will recognize an impairment loss on the investment, since the future cash flows are expected to be less than the original carrying value of the assets. Our investments in renewable energy tax credit funds are not considered part of our investment portfolio and, therefore, all associated impairment losses will not be reflected in our total investment returns. In addition, in the month that the property is placed in service, we will recognize a ratable portion of the tax benefit related to the federal renewable energy tax credits earned on the investment, with the balance of the credits earned pro rata over the remainder of the year.  For June, we recognized an impairment loss of $11.2 million and tax benefits of $5.5 million.

Events
As previously announced, we will be changing the format of our quarterly Investor Relations events beginning in August 2017, which is scheduled for Thursday, August 3, at 10 a.m. eastern time.  The call and live webcast is scheduled to last 90 minutes and will begin with an approximate 45 minute presentation on the topic of Vehicle Technology and Shared Mobility’s Influence on the Auto Insurance Industry, followed by a question and answer session with Tricia Griffith, our CEO, and John Sauerland, our CFO. We plan to post our Shareholders' Report online and file our Quarterly Report on Form 10-Q with the SEC on Wednesday, August 2, 2017. Registration for the teleconference and webcast will be available at http://investors.progressive.com/phoenix.zhtml?c=81824&p=irol-calendar.

We plan to release July results on Wednesday, August 16, 2017, before the market opens.

About Progressive
The Progressive Group of Insurance Companies makes it easy to understand, buy and use auto insurance. Progressive offers choices so consumers can reach us whenever, wherever and however it's most convenient - online at progressive.com, by phone at 1-800-PROGRESSIVE, on a mobile device or in-person with a local agent.

Progressive provides insurance for personal and commercial autos and trucks, motorcycles, boats, recreational vehicles, and homes. Home insurance is underwritten by select carriers, including American Strategic Insurance Corp. and subsidiaries (ASI), our majority owned subsidiaries.

Progressive is the fourth largest auto insurer in the country; a leading seller of motorcycle and commercial auto insurance; and through ASI, one of the top 20 homeowners carriers.

Founded in 1937, Progressive continues its long history of offering shopping tools and services that save customers time and money, like Name Your Price®, Snapshot® and Service Centers.

The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, trade publicly at NYSE:PGR.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Investors are cautioned that certain statements in this report not based upon historical fact are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements often use words such as “estimate,” “expect,” “intend,” “plan,” “believe,” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. Forward-looking statements are based on current expectations and projections about future events, and are subject to certain risks, assumptions and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions, and projections generally; inflation and changes in general economic conditions (including changes in interest rates and financial markets); the possible failure of one or more governmental, corporate, or other entities to make scheduled debt payments or satisfy other obligations; the potential or actual downgrading by one or more rating agencies of our securities or governmental, corporate, or other securities we hold; the financial condition of, and other issues relating to the strength of and liquidity available to, issuers of securities held in our investment portfolios and other companies with which we have ongoing business relationships, including reinsurers and other counterparties to certain financial transactions; the accuracy and adequacy of our pricing, loss reserving, and claims methodologies; the competitiveness of our pricing and the effectiveness of our initiatives to attract and retain more customers; initiatives by competitors and the effectiveness of our response; our ability to obtain regulatory approval for the introduction of products to new jurisdictions, for requested rate changes and the timing thereof and for any proposed acquisitions; the effectiveness of our brand strategy and advertising campaigns relative to those of competitors; legislative and regulatory developments at the state and federal levels, including, but not limited to, matters relating to vehicle and homeowners insurance, health care reform and tax law changes; the outcome of disputes relating to intellectual property rights; the outcome of litigation or governmental investigations that may be pending or filed against us; severe weather conditions and other catastrophe events; the effectiveness of our reinsurance programs; changes in vehicle usage and driving patterns, which may be influenced by oil and gas prices; changes in residential occupancy patterns and the effects of the emerging "sharing economy"; advancements in vehicle or home technology or safety features, such as accident and loss prevention technologies or the development of autonomous or partially autonomous vehicles; our ability to accurately recognize and appropriately respond in a timely manner to changes in loss frequency and severity trends; technological advances; acts of war and terrorist activities; our ability to maintain the uninterrupted operation of our facilities, systems (including information technology systems), and business functions, and safeguard personal and sensitive information in our possession; our continued access to and functionality of third-party systems that are critical to our business; restrictions on our subsidiaries' ability to pay dividends to The Progressive Corporation; possible impairment of our goodwill or intangible assets if future results do not adequately support either, or both, of these items; court decisions, new theories of insurer liability or interpretations of insurance policy provisions and other trends in litigation; changes in health care and auto and property repair costs; and other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding claims activity becomes known. Reported results, therefore, may be volatile in certain accounting periods.